SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amended Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: September 8, 2004

LFG International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-103986	98-0384073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1577 W. 4th Ave., Vancouver, B.C.

Canada V6J 1L6

(Address of principal executive offices)

Registrant's telephone number, including area code: 604-732-3799

Can/Am Autosales, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

a) On September 8, 2004, Triantfyllos Groumoutis resigned his position as Director, President and CFO of LFG International, Inc. (formerly Can/Am Autosales, Inc.). Mr. Groumoutis submitted a letter of resignation stating that there were no disagreements with the Board of Directors or management of LFG International, Inc. That letter is attached hereto as an exhibit. Mr. Groumoutis did not hold any positions on any committees of the Board of Directors at the time if his resignation. The Company has or will provide a copy of the disclosures it is making under this Item 5.02 no later than the date this Report is filed with the Securities and Exchange Commission to Mr. Groumoutis. The Company will request that Mr. Groumoutis furnish the Company, as promptly as possible, a letter addressed to the Company stating whether or not he disagrees with the statements made by us herein, and if not, stating the respects in which he disagrees. Upon receipt of this letter, the Company will it as an exhibit to this report, or an amendment thereto, no later than two (2) business days following its receipt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        LFG INTERNATIONAL, INC.

September 13, 2004                                                   /s/ Bred Buzzelli

Date                                                                              Fred Buzzelli, Chief Executive Officer